LORD ABBETT SERIES FUND, INC.

                                           ARTICLES OF AMENDMENT


                  LORD ABBETT SERIES FUND, INC., a Maryland corporation (herein after called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The Articles of Incorporation of the Corporation (hereinafter called the "Articles"), as heretofore amended, are hereby further amended by: specifying the legal name for the existing Growth and Income Class of the Corporation as the "Variable Contract Class".

     SECOND: A majority of the entire Board of Directors of the Corporation on October 16, 1996, duly adopted resolutions approving the foregoing amendment to the Articles.

                  THIRD: The amendment of the Articles hereinabove set forth has been duly approved by the Board of Directors of the Corporation and is limited to a change expressly permitted by ss. 2-605 of the General Corporation Law of the State of Maryland to be made without action of the stockholders.

     FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended from time to time.







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     IN WITNESS WHEREOF, Lord Abbett Series Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on __________, 1996.

                                                     LORD ABBETT SERIES FUND,
                                                           INC.


                                                     By:      /S/ ROBERT S. DOW
                                                                  President

WITNESS:


         /S/ KENNETH B. CUTLER
             Secretary








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                  THE  UNDERSIGNED,  President of Lord Abbett Series Fund, Inc.,
who executed on behalf of the Corporation the foregoing Articles of Amendment, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                                        /S/ ROBERT S. DOW
                                                            President







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